Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Upcoming Change to UnitedHealthcare Customer Access

San Diego, May 3, 2016 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the t:slim®, t:slim G4™ and t:flex® Insulin Pumps, stated that it has learned that UnitedHealthcare yesterday announced that effective July 1, 2016, UnitedHealthcare Community Plan and Commercial members will no longer have an in-network choice among insulin pump providers.  This unexpected decision by UnitedHealthcare designates Medtronic as their preferred, in-network durable medical equipment provider of insulin pumps.  The Company anticipates that this decision will prevent a majority of UnitedHealthcare members from purchasing an insulin pump on an in-network basis from Tandem Diabetes Care and several other durable medical equipment providers.

“Having diabetes isn’t a choice.  How people manage it should be,” said Kim Blickenstaff, president and CEO of Tandem Diabetes Care. “Insulin pumps are not a one-size fits all solution. Selecting which pump is the best fit for a person to manage their therapy needs should be a decision made between a person and their healthcare provider.”

UnitedHealthcare’s preferred relationship does not apply to members who are 18 years old and younger, UnitedHealthcare Sierra Health and Life Commercial members, as well as all Medicare Advantage members. UnitedHealthcare will continue to cover supplies for all insulin pump brands while in-warranty and still functioning properly. In 2015, the Company shipped approximately 15,500 insulin pumps, of which approximately 1,200 pumps were to people who would not have been eligible for in-network coverage under UnitedHealthcare’s new preferred relationship.

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with diabetes who use insulin. The Company manufactures and sells the t:slim® Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements, and the t:slim G4™ Insulin Pump, the first CGM-enabled pump with touch-screen simplicity. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes, use #tslim, #tslimG4, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/TandemDiabetes.

t:slim, t:flex and Tandem Diabetes Care are registered trademarks, and t:slim G4 is a trademark of Tandem Diabetes Care, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to the anticipated impact of a decision by UnitedHealthcare to designate Medtronic as their preferred, in-network durable medical equipment provider of insulin pumps effective July 1, 2016 and the ability of UnitedHealthcare members to purchase an insulin pump on an in-network basis from Tandem Diabetes Care and other durable medical equipment providers in the future. The actual impact may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, UnitedHealthcare may further modify coverage decisions related to the Company’s products at any time, with little or no advance notice to the Company, and the Company’s understanding of the decision by UnitedHealthcare may not be accurate or complete.  In addition, it is possible that the pump purchasing process, even for UnitedHealthcare members for whom this preferred relationship does not apply, may be more difficult or time-consuming than it has been historically, thereby increasing the risk that sales of pumps to those customers will be delayed or prevented, as well as other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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